                                                                   Exhibit 10.16


                                             October 13, 2000


Michael K. Roemer
4145 Shenandoah
Dallas, TX 75205

Dear Mike:

          Blockbuster Inc. ("Blockbuster"), 1201 Elm Street, Dallas, Texas 75270, agrees to employ you and you agree to accept employment with Blockbuster upon the following terms and conditions (the "Agreement"):

          1.  Term.  The term of this Agreement shall commence on December 27,
              -----
1999 and end on March 1, 2000, and will be automatically renewed on March 1 of each year for a three (3) year term commencing on the date of automatic renewal, unless terminated by Blockbuster pursuant to Paragraph 8(a) or (b) or otherwise. As used in this Agreement, the "Term" refers to the period beginning on the initial commencement date of this Agreement and ending on the following March 1st or, if the term of your employment has been automatically renewed pursuant to this Paragraph 1, the period beginning on the date of automatic renewal and ending on the third anniversary of the date of the automatic renewal, notwithstanding any earlier termination pursuant to Paragraph 8(a) or (b) or otherwise.

          2.  Duties.  You agree to devote your entire business time, attention
              -------
and energies to the business of Blockbuster and its subsidiaries during your employment. You will be Executive Vice President and Chief Operating Officer USA of Blockbuster, and you agree to perform all duties reasonable and consistent with that or such comparable office as the President Worldwide Stores of Blockbuster or other individual designated by the Chief Executive Officer (the "CEO") of Blockbuster may assign to you from time to time.

          3.  Compensation.
              -------------

              (a)  Salary. For all the services rendered by you in any capacity
                   ------
under this Agreement, Blockbuster agrees to pay you Thirty-two thousand five hundred Dollars ($32,500) a month in base salary ("Salary"), less applicable deductions and withholding taxes, in accordance with Blockbuster's payroll practices as they may exist from time to time.

              (b)  Bonus Compensation. You also will receive bonus compensation
                   ------------------
("Bonus") in accordance with Blockbuster's Short-Term Incentive Plan or, if applicable, Blockbuster's Senior Executive Short-Term Incentive Plan, each as may be amended from time to time (either of such plans, as applicable, to be hereinafter referred to as the "STIP") and as follows:

              (i) Your target bonus ("Target Bonus") for each calendar year will be 50% of your Salary on November 1st of the calendar year; provided that, for any years in which you are a participant in Blockbuster's Senior Executive Short-Term Incentive Plan, for purposes of this Section 3(b)(i), your Target Bonus will be based on your Salary as defined in such plan. Your Bonus may be prorated for any portion of the calendar year that you were employed under this Agreement.

              (ii) Your Bonus for any calendar year will be payable, less applicable deductions and withholding taxes, by the end of the first quarter of the following year.

Michael K. Roemer
October 13, 2000
Page 2


     4.   Benefits. You will participate in such vacation, medical, dental, life
          --------
insurance, long-term disability insurance, 401(k), long-term incentive and other plans as Blockbuster may have or establish from time to time and in which you would be entitled to participate under the terms of the plan. This provision, however, will not be construed to either require Blockbuster to establish any welfare, compensation or long-term incentive plans, or to prevent the modification or termination of any plan once established, and no action or inaction with respect to any plan will affect this Agreement.

     5.   Business Expenses; Car Allowance and Insurance. During your employment
          ----------------------------------------------
under this Agreement, Blockbuster will reimburse you for such reasonable travel and other expenses incurred in the performance of your duties consistent with Blockbuster's then applicable expense reimbursement policies for Blockbuster executives at comparable position levels. You will receive a car allowance and car insurance for one (1) vehicle in accordance with Blockbuster's policies, as same may be amended from time to time.

     6.   Non-Competition, Confidential Information, Etc.
          -----------------------------------------------

          (a) Non-Competition. You agree that your employment with Blockbuster is on an exclusive basis and that, while you are employed by Blockbuster, you will not engage in any other business activity which is in conflict with your duties and obligations (including your commitment of time) under this Agreement. You agree that, during the Non-Compete Period (as defined below), you will not directly or indirectly engage in or participate as an owner, partner, stockholder, officer, employee, director, agent of or consultant for any Blockbuster Competitor (as defined below) and will perform no services for a Blockbuster Competitor similar to any services performed for Blockbuster; provided, however, that this provision will not prevent you from investing as
--------  -------
less than a one (1%) percent stockholder in the securities of any company listed on a national securities exchange or quoted on an automated quotation system. The Non-Compete Period will cover the entire Term plus any period after the Term for which you receive payments pursuant to Paragraph 8(c)(i). A Blockbuster Competitor is any business entity which engages in the acquisition, aggregation, or delivery of audio or video entertainment , including but not limited to the rental or sale of video, DVD, or other movie product, equipment, or video games, either (i) in electronic, digital, or internet commerce, or (ii) in one or more geographic areas where Blockbuster has its operations (or is engaged in real estate site selection or has taken other steps toward the commencement of operations), either alone or in association with another entity. In every case, the good faith judgment of Blockbuster will be conclusive as to whether a business entity constitutes a Blockbuster Competitor. You agree that this non-compete covenant is ancillary to an otherwise enforceable agreement, including but not limited to the confidentiality covenant and the payment provisions in Paragraph 3.

          (b)  Confidential Information.  You agree that, during the Term and at
               ------------------------
any time thereafter, (i) you will not (a) use for any purpose other than the duly authorized business of Blockbuster conducted in the course of your employment at Blockbuster or, (b) disclose to any third party, any business information, technological information, intellectual property, trade secrets and other information belonging to Blockbuster or any of its affiliated companies or relating to Blockbuster's business, technology, or customers ("Confidential Information"), including, without limitation, any written (including in any electronic form) or oral communication incorporating Confidential Information in any way; and (ii) you will comply with any and all confidentiality obligations of Blockbuster to a third party, whether arising under a written agreement or otherwise. Information will not be deemed Confidential Information which (x) is or becomes generally available to the public other than as a result of a disclosure by you or at your direction or by any other person who directly or indirectly receives such information from you, or (y) is or becomes available to you on a non-confidential basis from a source which is entitled to disclose it to you.

          (c)  No Employee Solicitation. You agree that, during the Term and for
               ------------------------
one (1) year thereafter, you will not, directly or indirectly, engage, employ or solicit the employment or consulting services of any person who is then or has been within six (6) months prior to the time of such action, an employee of Blockbuster or any of its affiliated companies.

Michael K. Roemer
October 13, 2000
Page 3


          (d)  Blockbuster Ownership. Any inventions, discoveries, ideas,
               ----------------------
processes, programs, systems, improvements or contributions (whether or not patentable), including but not limited to any useful process, method, formula or, technique that is conceived, developed or discovered by you during your employment by Blockbuster shall be the sole property of Blockbuster. Any works of authorship or other materials created by you, in any form (including in any electronic form), created by you in the course of employment with Blockbuster and/or any of its affiliated companies and any works in progress resulting from such employment will be works-made-for hire pursuant to 17 U.S.C., Section 201 (the Copyright Act) and Blockbuster will be deemed the sole owner throughout the universe of any and all rights of every nature in and to such works (including, without limitation, any copyrights, patents, trade secrets and trademarks), whether such rights are now known or hereafter defined or discovered, with the right to use the works in perpetuity in any manner Blockbuster determines in its sole discretion without any further payment to you. If, for any reason, any of such results and proceeds are not legally deemed a work-made-for-hire and/or there are any rights in such results and proceeds which do not accrue to Blockbuster under the preceding sentence, then you hereby irrevocably assign and agree to assign any and all of your rights, title and interest thereto, including, without limitation, any and all copyrights, patents, trade secrets, trademarks, and/or other rights of every nature in the work, whether known or hereafter defined or discovered, and Blockbuster will have the right to use the work in perpetuity throughout the universe in any manner Blockbuster determines in its sole discretion without any further payment to you. You will, as may be requested by Blockbuster from time to time, do any and all things which Blockbuster may deem useful or desirable to establish or document Blockbuster's rights in any such results and proceeds, including, without limitation, the execution of appropriate copyright, trademark and/or patent applications, assignments or similar documents and, if you are unavailable or unwilling to execute such documents, you hereby irrevocably designate the CEO or his designee as your attorney-in-fact with the power to execute such documents on your behalf. To the extent you have any rights in the results and proceeds of your services under this Agreement that cannot be assigned as described above, you unconditionally and irrevocably waive the enforcement of such rights. This Paragraph 6(d) is subject to, and does not limit, restrict, or constitute a waiver by Blockbuster or any of its affiliated companies of any ownership rights to which Blockbuster or any of its affiliated companies may be entitled by operation of law by virtue of being your employer.

          (e)  Litigation. You agree that, during the Term and the pendancy of
               -----------
any litigation or other proceeding, and at any time thereafter, (i) you will not communicate with anyone (other than your own attorneys or tax advisors), except to the extent necessary in the performance of your duties under this Agreement, with respect to the facts or subject matter of any pending or potential litigation, or regulatory or administrative proceeding involving Blockbuster or any of Blockbuster's affiliated companies, other than any litigation or other proceeding in which you are a party-in-opposition, without giving prior notice to Blockbuster or Blockbuster's counsel; and (ii) in the event that any other party attempts to obtain information or documents from you with respect to matters possibly related to such litigation or other proceeding, you will promptly notify Blockbuster's counsel before providing such information or documents.

          (f)  No Right to Give Interviews, Write Books, or Articles. During the
               -----------------------------------------------------
Term and at any time thereafter, except as authorized by Blockbuster, you will not (i) give any interviews or speeches, or (ii) prepare or assist any person or entity in the preparation of any books, articles, television or motion picture productions or other creations, in either case, concerning Blockbuster or any of its affiliated companies or any of their respective officers, directors, agents, employees, suppliers or customers.

          (g)  Return of Property.  All documents, data, recordings, or other
               ------------------
property, whether tangible or intangible, including all information stored in electronic form, obtained or prepared by or for you and utilized by you in the course of your employment with Blockbuster or any of its affiliated companies, will remain the exclusive property of Blockbuster. In the event of the termination of your employment for any reason, Blockbuster reserves the right, to the extent permitted by law and in addition to any other remedy Blockbuster may have, to deduct from any monies otherwise payable to you the following: (i) all amounts you may owe to Blockbuster or any of its affiliated companies at the time of or

Michael K. Roemer
October 13, 2000
Page 4


subsequent to the termination of your employment with Blockbuster, and (ii) the value of the Blockbuster property which you retain in your possession after the termination of your employment with Blockbuster. In the event that the law of any state or other jurisdiction requires the consent of any employee for such deductions, this Agreement will serve as such consent.

          (h)  Non-Disparagement.  You agree that, during the Term and at any
               -----------------
time thereafter, you will not, in any communications with the press or other media or any customer, client or supplier of Blockbuster or any of its affiliated companies, criticize, ridicule or make any statement which disparages or is derogatory of Blockbuster or any of its affiliated companies or any of their respective directors or officers.

          (i)  Injunctive Relief. Blockbuster has entered into this Agreement in
               -----------------
order to obtain the benefit of your unique skills, talent, and experience. You acknowledge and agree that any violation of paragraphs 6(a) through (h) of this Agreement will result in irreparable damage to Blockbuster, and, accordingly, Blockbuster shall be entitled to obtain injunctive and other equitable relief for any breach or threatened breach of such paragraphs, in addition to any other remedies available to Blockbuster.

          (j)  Survival; Modification of Terms. Your obligations under Paragraph
               -------------------------------
6(a) through (i) will remain in full force and effect for the entire period provided therein notwithstanding the termination of your employment for any reason or the expiration of the Term. You and Blockbuster agree that the restrictions and remedies contained in paragraphs 6(a) through (i) are reasonable and that it is your intention and the intention of Blockbuster that such restrictions and remedies will be enforceable to the fullest extent permissible by law. If a court of competent jurisdiction will find that any such restriction or remedy is unenforceable but would be enforceable if some part were deleted or the period or area of application reduced, then such restriction or remedy will apply with the modification necessary to make it enforceable.

     7.   Disability. If you become "disabled" within the meaning of such term
          ----------
under Blockbuster's Short-Term Disability ("STD") program and its Long-Term Disability ("LTD") program during the Term (such condition is referred to as a "Disability"), you will receive compensation under the STD program for the first twenty-six (26) weeks of consecutive absence in accordance with its terms. Thereafter, you will be eligible to receive benefits under the LTD program in accordance with its terms. If you have not returned to work by December 31st of a calendar year during the Term, you will receive bonus compensation for the calendar year(s) during the Term in which you receive compensation under the STD program, determined as follows:

          (i) for the portion of the calendar year from January 1st until the date on which you first receive compensation under the STD program, bonus compensation will be determined in accordance with the STIP (i.e., based upon Blockbuster's achievement of specified
                         ---
               goals and Blockbuster's good faith estimate of your achievement of your personal goals, if applicable) and prorated for such period; and

          (ii) for any subsequent portion of the calendar year and any portion of the following calendar year in which you receive compensation under the STD program, bonus compensation will be in an amount based on Blockbuster's achievement of specified goals and prorated for such period(s).

Bonus compensation under this Paragraph 7 will be paid, less applicable deductions and withholding taxes, by the end of the first quarter of the year(s) following the year as to which such bonus compensation is payable. You will not receive bonus compensation for any portion of the calendar year(s) during the Term while you receive benefits under the LTD program. For the periods that you receive compensation and benefits under the STD and LTD programs, such compensation and benefits and the bonus compensation provided under this Paragraph 7 are in lieu of Salary and Bonus under

Michael K. Roemer
October 13, 2000
Page 5


paragraphs 3(a) and (b). Notwithstanding anything to the contrary in this Agreement, the Term will not automatically extend in the event you are receiving benefits under the STD or LTD programs.

     8.    Termination.
           -----------

           (a)  Termination for Cause. Blockbuster may, at its option, terminate
                ---------------------
your employment under this Agreement forthwith for Cause and thereafter will have no further obligations under this Agreement, including, without limitation, any obligation to pay Salary or Bonus or provide benefits. Cause will mean: (i) dishonesty; (ii) embezzlement, fraud, or other conduct which would constitute a felony; (iii) unauthorized disclosure of Confidential Information; (iv) your failure to obey a material lawful directive that is appropriate to your position from an executive(s) in your reporting line; (v) your material breach of this Agreement; or (vi) your failure (except in the event of your disability) or refusal to substantially perform your material obligations under this Agreement.

           (b)  Termination Without Cause.  Blockbuster may terminate your
                -------------------------
employment under this Agreement without Cause at any time during the Term by written notice to you.

           (c)  Termination Payments/Benefits.  If your employment terminates
                -----------------------------
under Paragraph 8(b), you will thereafter receive, less applicable withholding taxes, and conditioned on your execution of a General Release and Waiver of Claims substantially in the form attached hereto as an Addendum:

           (i) your Salary, as in effect on the date on which your employment terminates, for twenty-four (24) months after the date of such termination, paid in accordance with Blockbuster's then effective payroll practices;

           (ii) bonus compensation for the calendar year in which such termination occurs, payable by the end of the first quarter of the following year, determined as follows:

                 (x) for the portion of the calendar year from January 1st until the date of the termination, bonus compensation will be determined in accordance with the STIP (i.e., based on
                                                                 ---
                      Blockbuster's achievement of specified goals and Blockbuster's good faith estimate of your achievement of your personal goals, if applicable) and prorated for such period; and

                 (y) for the remaining portion of such calendar year during the Term, bonus compensation will be determined based on Blockbuster's achievement of specified goals and will be prorated for such period;

           (iii) bonus compensation for each subsequent calendar year or portion thereof during the Term, determined based on Blockbuster's achievement of specified goals, prorated for any partial calendar year, and payable by the end of the first quarter of the following year;

           (iv) medical and dental insurance coverage provided under COBRA at no cost to you (except as hereafter described) pursuant to Blockbuster's then-current benefit plans until the end of the Term or, if earlier, the date on which you become eligible for medical and dental coverage from a third party; provided, that,
                                                                 --------
                 during the period that Blockbuster provides you with this coverage, an amount equal to the applicable COBRA premiums (or such other amount as may be required by law) will be included in your income for tax purposes to the extent required by law and Blockbuster may withhold taxes from your compensation for this purpose; and provided, further, that you may elect to
                                   --------  -------
                 continue your medical and dental

Michael K. Roemer
October 13, 2000
Page 6


                 insurance under COBRA at your own expense for the balance, if any, of the period required by law;

           (v) your car allowance until the end of the Term, paid in accordance with Blockbuster's then effective payroll practices;

           (vi) life insurance coverage until the end of the Term, pursuant to Blockbuster's then-current policy in the amount then furnished to Blockbuster employees at no cost (the amount of such coverage will be reduced by the amount of life insurance coverage furnished to you at no cost by a third party employer); and

           (vii) stock options granted to you under Blockbuster's Long-Term Management Incentive Plan ("LTMIP") which are exercisable on or prior to the date of termination of your employment under Paragraph 8(b) hereof and that would have vested and become exercisable on or before the last date of the Term will be exercisable until six (6) months after the date of such termination or, if earlier, the expiration date of the stock options.

You will be required to mitigate the amount of any payment provided for in (i),
(ii), (iii) and (v) of this Paragraph 8(c) by seeking other employment, and the amount of such payments will be reduced by any compensation earned by you from any source, including, without limitation, salary, sign-on or annual bonus compensation, consulting fees, commission payments, car allowance and, in the event you receive significantly more long-term compensation than you received from Blockbuster, Blockbuster's good faith estimate of the present value of the portion of such long-term compensation in excess of the long-term compensation from Blockbuster; provided, that mitigation will not be required, and no
                  --------
reduction for other compensation will be made, for twelve (12) months after the termination of your employment. You agree to notify Blockbuster with respect to any such compensation earned by you during the period when such mitigation is required and to promptly respond to any inquiries from Blockbuster with respect to such compensation or your efforts to fulfill your mitigation obligations under this provision.

           (d)   Termination of Benefits.  Notwithstanding anything in this
                 -----------------------
Agreement to the contrary (except as otherwise provided in Paragraph 8(c) with respect to medical and dental benefits and life insurance), participation in all Blockbuster benefit plans and programs (including, without limitation, vacation accrual, the 401(k) plan, excess plans, LTD and accidental death and dismemberment and business travel and accident insurance) will terminate upon the termination of your employment except to the extent otherwise expressly provided in such plans or programs and subject to any vested rights you may have under the terms of such plans or programs. The foregoing will not apply to the LTMIP and, after the termination of your employment, your rights under the LTMIP will be governed by the terms of the LTMIP option agreements and the applicable LTMIP plans together with Paragraph 8(c)(vii).

           (e)   Resignation from Official Positions.  If your employment with
                 -----------------------------------
Blockbuster terminates for any reason, you will be deemed to have resigned at that time from any and all officer or director positions that you may have held with Blockbuster or any of its then-current or previously affiliated companies and all board seats or other positions in other entities you held on behalf of Blockbuster. If, for any reason, this Paragraph 8(e) is deemed insufficient to effectuate such resignation, you agree to execute, upon the request of Blockbuster, any documents or instruments which Blockbuster may deem necessary or desirable to effectuate such resignation or resignations, and you hereby authorize the Secretary and any Assistant Secretary of Blockbuster to execute any such documents or instruments as your attorney-in-fact.

     9.    Death.  In the event of your death prior to the end of the Term
           -----
while actively employed, your beneficiary or estate will receive (i) your Salary up to the date on which the death occurs; (ii) any Bonus earned in the prior year but not yet paid; and (iii) bonus compensation for the calendar year in which the death occurs, determined in accordance with the STIP (i.e., based upon
                                                                ----
Blockbuster's

Michael K. Roemer
October 13, 2000
Page 7


achievement of specified goals and Blockbuster's good faith estimate of your achievement of your personal goals, if applicable) and pro-rated for the portion of the year through the date of death, payable, less applicable deductions and withholding taxes, by the end of first quarter of the following year. In the event of your death after the termination of your employment while you are entitled to receive compensation under Paragraph 8(c)(i) your beneficiary or estate will receive (x) any Salary payable under Paragraph 8(c)(i) up to the date on which the death occurs; (y) any bonus compensation earned under Paragraph 8(c)(ii) with respect to the prior year but not yet paid; and (z) any bonus compensation for the calendar year in which the death occurs, determined in accordance with Paragraph 8(c)(ii) and pro-rated for the portion of the year through the date of death, payable, less applicable deductions and withholding taxes, by the end of the first quarter of the following year. Notwithstanding anything to the contrary in this Agreement, the Term will terminate as of the date of your death.

          10.  No Acceptance of Payments.  You represent that you have not
               -------------------------
accepted or given nor will you accept or give, directly or indirectly, any money, services or other valuable consideration from or to anyone other than Blockbuster for the inclusion of any matter as part of any film, television program or other production produced, distributed and/or developed by Blockbuster and/or any of its affiliated companies.

          11.  Equal Opportunity Employer. You recognize that Blockbuster is an
               --------------------------
equal opportunity employer. You agree that you will comply with Blockbuster policies regarding employment practices and with applicable federal, state and local laws prohibiting discrimination on the basis of race, color, sex, religion, national origin, citizenship, age, marital status, sexual orientation, disability or veteran status.

          12.  Employee Statement of Business Conduct.  You acknowledge you have
               --------------------------------------
read and agree that you will comply with the Blockbuster Employee Statement of Business Conduct as it may be amended from time to time.

          13.  Notices.  All notices under this Agreement must be given in
               -------
writing, by personal delivery or by mail, at the parties' respective addresses shown on this Agreement (or any other address designated in writing by either party), with a copy, in the case of Blockbuster, to the attention of the General Counsel of Blockbuster. Any notice given by mail will be deemed to have been given three (3) days following such mailing.

          14.  Assignment.  This is an Agreement for the performance of personal
               ----------
services by you and may not be assigned by you or Blockbuster except that Blockbuster may assign this Agreement to any affiliated company of or any successor in interest to Blockbuster.

          15.  TEXAS LAW AND JURISDICTION.  YOU ACKNOWLEDGE THAT THIS AGREEMENT
               --------------------------
HAS BEEN EXECUTED, IN WHOLE OR IN PART, IN TEXAS, AND YOUR EMPLOYMENT DUTIES ARE PRIMARILY PERFORMED IN TEXAS. ACCORDINGLY, YOU AGREE THAT THIS AGREEMENT AND ALL MATTERS OR ISSUES ARISING OUT OF OR RELATING TO YOUR BLOCKBUSTER EMPLOYMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS ENTERED INTO AND PERFORMED ENTIRELY THEREIN. ANY ACTION TO ENFORCE THIS AGREEMENT WILL BE BROUGHT SOLELY IN THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF DALLAS.

          16.  No Implied Contract.  The parties intend to be bound only upon
               --------------------
execution of a written agreement and no negotiation, exchange of draft or partial performance will be deemed to imply an agreement. Neither the continuation of employment nor any other conduct will be deemed to imply a continuing agreement upon the expiration of the Term.

          17.  Entire Understanding.  This Agreement contains the entire
               --------------------
understanding of the parties hereto relating to the subject matter contained in this Agreement, and can be changed only by a writing signed by both parties.

Michael K. Roemer
October 13, 2000
Page 8


          18.  Void Provisions.  If any provision of this Agreement, as applied
               ---------------
to either party or to any circumstances, will be found by a court of competent jurisdiction to be unenforceable but would be enforceable if some part were deleted or the period or area of application were reduced, then such provision will apply with the modification necessary to make it enforceable, and will in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement.

          19.  Effect of Viacom Agreement.  If the terms of your employment are
               --------------------------
currently governed by an agreement entered into between you and Blockbuster Entertainment Group, a business unit of Viacom Inc. ("Viacom") ("Viacom Agreement"), the Viacom Agreement, along with the applicable Viacom stock option agreement(s), will continue to govern your rights with respect to stock options granted to you under Viacom's 1994 and 1997 Long Term Management Incentive Plans and any successor or other plans until such time as Viacom distributes all or substantially all of its shares of Blockbuster common stock to stockholders of Viacom (a "Split-Off"). In addition to any rights set forth in the applicable Viacom stock option agreement(s), Viacom has indicated to Blockbuster that, in the event of a Split-Off, any options to purchase Viacom common stock ("Viacom Stock Options") that are held by you (i) that are exercisable at the date you cease to be a Viacom employee as a result of the Split-Off (the "Termination Date") and (ii) to the extent the terms of your employment are subject to a Viacom Agreement, that would have become exercisable during the employment term of the Viacom Agreement will remain outstanding and will be exercisable by you for a period of six (6) months after the Termination Date or, if earlier, the expiration date of the stock options. By executing this Agreement, you hereby acknowledge and agree that, in the event of the foregoing, your only remaining right with respect to the Viacom Agreement will be your right to exercise your Viacom Stock Options and Viacom will be released from any and all other obligations and liabilities under the Viacom Agreement.

          20.  Supersedes Prior Agreement.  Subject to Paragraph 19, this
               --------------------------
Agreement supersedes and cancels all prior agreements relating to your employment by Blockbuster or any of its affiliated companies with respect to the period covered by the Term.

Michael K. Roemer
October 13, 2000
Page 9


          If the foregoing correctly sets forth our understanding, please sign, date and return all three (3) copies of this Agreement to the undersigned for execution on behalf of Blockbuster; after this Agreement has been executed by Blockbuster and a fully-executed copy returned to you, it will constitute a binding agreement between us.



                                    Very truly yours,

                                    BLOCKBUSTER INC.



                                    By:  /s/ Larry J. Zine
                                         ----------------------------
                                         Larry J. Zine
                                         Executive Vice President and
                                         Chief Financial Officer


ACCEPTED AND AGREED:


/s/ Michael K. Roemer
----------------------------
Michael K. Roemer


Date:  10/30/00
     -----------------------

Michael K. Roemer
October 13, 2000
Page 10


                     GENERAL RELEASE AND WAIVER OF CLAIMS
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     a.   Release of Claims.  As consideration by you, you agree on behalf of
          -----------------
yourself, successors and assigns, to release and forever discharge Blockbuster and its subsidiaries, parent and affiliated companies, employees, officers and directors, and their respective assigns, from any and all manner of claims, debts, demands, damages, liabilities and causes of action, whether known or unknown, from the beginning of time, which you, or your successors and assigns, may have had or may presently have, relating to or arising out of the employment relationship or the termination of said relationship including, but not limited to, causes of action for libel, slander, breach of contract, impairment of economic opportunity, intentional infliction of emotional distress or any other tort, or claims under federal, state, or local constitutions, statutes, regulations, ordinances or common law, including, but not limited to, the Employee Retirement Income Security Act of 1974; the Civil Rights Acts of 1866, 1871, 1964 and 1991; the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act of 1990; the Rehabilitation Act of 1973; the Equal Pay Act of 1963; the Americans with Disabilities Act of 1990; and, the Family and Medical Leave Act of 1993.

     b.   Post-Release Claims. You do not waive any rights or claims that may
          -------------------
arise after the date this Release is executed.

     c.   No Admission. Nothing contained in this Release constitutes an
          ------------
admission of liability by Blockbuster concerning any aspect of your employment with or separation from Blockbuster.

     d.   Confidentiality. You acknowledge that, during the course of the
          ---------------
employment relationship, you were privy to confidential and proprietary business information belonging to Blockbuster, the unauthorized disclosure of which could cause serious and irreparable injury to Blockbuster and its affiliates. The information includes, but is not limited to, information concerning existing and prospective expansion plans; existing and potential financing sources and arrangements; existing and prospective marketing plans and activities; proprietary computer software programs and applications; business plans and strategies and other non-public information. You agree to hold and safeguard the confidential information in trust for Blockbuster, its successors and assigns, and agree that you will not, at any time, misappropriate, use for your own advantage, disclose or otherwise make available to anyone who is not an officer of Blockbuster, for any reason, any of the confidential information, regardless of whether the confidential information was developed or prepared by you or others. You agree not to remove any writings containing confidential information from Blockbuster's premises or possession without Blockbuster's express consent. You agree to promptly return to Blockbuster all confidential information in your possession or under your control (whether in original, copy, or disk form). Before disclosing any confidential information under compulsion of legal process, you agree to promptly give notice to Blockbuster of the fact that you have been served with legal process pursuant to which the disclosure of confidential information may be requested. Such notice will be given within sufficient time to permit Blockbuster to intervene in the matter or to take such other actions as may be necessary or appropriate to protect its interest in its confidential business information. The scope of this Release is not limited to information that is patented, patentable, copyrighted or technically classifiable as a trade secret. These restrictions will not apply to confidential information which is or becomes generally available to the public other than as a result of a disclosure by you or any other person who directly or indirectly receives such information from you, or is or becomes available to you on a non-confidential basis from a source which is entitled to disclose it to you.

     e.   Cooperation. Subject to reimbursement by Blockbuster of reasonable
          -----------
out-of-pocket costs and expenses, you agree to cooperate fully with Blockbuster and its counsel with respect to any matter (including litigation, investigation or governmental proceeding) which relates to matters with which you were involved during the term of your employment with Blockbuster. Such cooperation will include appearing from time to time at the offices of Blockbuster or Blockbuster's counsel for conferences and interviews and in general providing the officers of Blockbuster and its counsel with the full benefit of your knowledge with respect to any such matter. You agree to render such cooperation in a timely fashion and at such times as may be mutually agreeable to the parties concerned.

Michael K. Roemer
October 13, 2000
Page 11


     f.   Litigation. You agree that, during the pendency of any litigation or
          ----------
other proceeding, and anytime thereafter, (x) you will not communicate with anyone (other than your attorneys and tax advisors) with respect to the facts or subject matter of any pending or potential litigation, or regulatory or administrative proceeding involving Blockbuster or any of its officers, directors, agents, employees, suppliers or customers, other than any litigation or other proceeding in which you are a party-in-opposition, without giving prior notice to Blockbuster's General Counsel, and (y) in the event that any other party attempts to obtain information or documents from you with respect to matters possibly related to such litigation or other proceeding, you will promptly so notify Blockbuster's General Counsel.

     g.   Confidentiality of Release. This Release and the terms hereof are
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confidential. You agree not to disclose this Release or its provisions to any person except to your attorney or tax advisor.

     h.   Rights upon Breach. For breach of any provision of this Release, the
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parties will have such remedies and rights as are customarily available at law or in equity, except that, in any action or proceeding brought to enforce this Release or to recover damages for its breach, the prevailing party will be entitled to recover, should it substantially prevail in the matter, reasonable attorneys' fees and litigation expenses. In the event you, or any party acting on your behalf, breach this Release, Blockbuster's obligations imposed herein will be extinguished and Blockbuster will not be obligated to continue performance under this Release. In such a case, you will be required to re-pay Blockbuster all consideration received pursuant to this Release and this Release will act as a complete and total bar to any recovery.

     i.   Injunctive Relief.  The legal remedies for the breach of this Release
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would not be adequate and, in addition to any other remedies available at law, these provisions may be specifically enforced by temporary or permanent injunctive or other equitable relief.

     j.   Texas Law and Jurisdiction. THIS AGREEMENT WILL BE GOVERNED BY AND
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CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, IRRESPECTIVE OF THE
CONFLICT OF LAWS RULES. FURTHERMORE, BECAUSE YOU AND BLOCKBUSTER AGREE THAT THE TEXAS COURTS ARE THE EXCLUSIVE FORUM FOR RESOLVING ANY DISPUTES ARISING OUT OF THIS AGREEMENT OR YOUR EMPLOYMENT, THE PARTIES SUBMIT THEMSELVES TO THE PERSONAL JURISDICTION OF THE TEXAS COURTS.

     k.   Advice of Counsel. You are herein advised to discuss this Release with
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an attorney of your choice before signing it.

     l.   No Parol Evidence. This Release represents the full understanding
          -----------------
between you and Blockbuster, and no parol evidence will be relevant to supplement or explain this Release.

     m.   Void Provisions. Should any provision of this Release be found
          ---------------
unenforceable, the remainder of the Release, in its modified form, will nonetheless be fully enforceable.

     n.   Headings. The headings of the sections are included solely for
          --------
convenience. If the headings and the text of the Release conflict, the text shall control. All references to sections are to the Release unless otherwise indicated.

     o.   Review and Revocation. You acknowledge that you have been given at
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least twenty-one (21) days to review and consider this Release, and may revoke acceptance within seven (7) days of the execution of this Release. This Release will become effective and enforceable immediately upon the expiration of the revocation period.